As filed with the Securities and Exchange Commission on May 29, 2007
                                                    Registration No. 333-114276
===============================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                          ___________________________

                                    FORM S-8
                          REGISTRATION STATEMENT UNDER
                           THE SECURITIES ACT OF 1933
                          ___________________________

                                  AGRIUM INC.
             (Exact name of registrant as specified in its charter)
                          ___________________________

        CANADA                                              98-0346248
(State of other jurisdiction of                          (I.R.S. Employer
 incorporation or organization)                         Identification No.)

    13131 LAKE FRASER DRIVE S.E.
          CALGARY, ALBERTA
               CANADA                                        T2J 7E8
(Address of Principal Executive Offices)                    (Zip Code)


             AMENDED AND RESTATED STOCK OPTION AND TANDEM SAR PLAN
                            (Full title of the plan)

                             CT CORPORATION SYSTEM
                           111 8TH AVENUE, 13TH FLOOR
                            NEW YORK, NEW YORK 10011
                                 (212) 894-8700
                      (Name, address and telephone number,
                  including area code, of agent for service)
                          ___________________________

==============================================================================================
                               CALCULATION OF REGISTRATION FEE
----------------------------------------------------------------------------------------------
    Title of                             Proposed Maximum   Proposed Maximum       Amount of
Securities to be      Amount to be      Offering Price Per     Aggregate         Registration
   Registered     Registered (1)(2)(3)       Share(4)       Offering Price(4)        Fee(5)
----------------------------------------------------------------------------------------------
Common Shares          1,000,000           U.S.$38.645       U.S.$38,645,000     U.S.$1,186.41
==============================================================================================

(1) Represents the maximum number of additional common shares (the "Common Shares") of Agrium Inc. (the "Registrant") issuable under the Registrant's Amended and Restated Stock Option and Tandem SAR Plan (the "Plan").

(2) This registration statement on Form S-8 (the "Registration Statement") also applies to rights under the Registrant's Amended and Restated Shareholder Rights Plan Agreement, which are attached to and tradable only with the Common Shares registered hereby. No registration fees are required for such rights as they will be issued for no additional consideration.

(3) This Registration Statement shall also cover any additional Common Shares that become issuable under the Registrant's Plan registered pursuant to this Registration Statement by reason of any stock dividend, stock split, recapitalization or any other similar transaction effected without the receipt of consideration that results in an increase in the number of the Registrant's outstanding Common Shares.

(4) Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457 under the Securities Act of 1933, as amended, based on the average of the high and low prices of the Common Shares as reported on the New York Stock Exchange May 24, 2007, a date within five business days of the filing of this Registration Statement.

(5) Registration fees were previously paid for the registration of 12,650,625 Common Shares (Registration No. 333-114276) under the Plan. The fee being paid herewith pertains to an aggregate of 1,000,000 Common Shares issuable under the Plan.
                          ___________________________

===============================================================================

                                EXPLANATORY NOTE

Pursuant to General Instruction E of Form S-8, this Registration Statement on Form S-8 is being filed to (i) register an additional 1,000,000 Common Shares of the Registrant issuable pursuant to the Registrant's Plan and (ii) file a revised Plan as Exhibit 4.1.

On April 7, 2004, the Registrant filed a registration statement on Form S-8 (File No. 333-114276) (the "Original Registration Statement"). On March 3, 2006, the Registrant registered on Form S-8 (File No. 333-114276) (the "2006 Registration Statement") additional Common Shares for issue under the Plan and filed a revised Plan as an exhibit thereto. The contents of the Original Registration Statement and the 2006 Registration Statement are incorporated herein by reference.

                                    PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

The following documents previously filed with or furnished to the Securities and Exchange Commission (the "SEC") by the Registrant are incorporated by reference in this Registration Statement:

         (a) the Registrant's Annual Report on Form 40-F (File No. 001-14460), as filed with the SEC on March 5, 2007, pursuant to requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), which contains audited financial statements for the Registrant's latest financial year for which such statements have been filed;

         (b) the Registrant's Current Reports on Form 6-K (File No. 001-14460), as furnished with the SEC on March 5, 2007, March 23, 2007, March 27, 2007, April 2, 2007, May 1, 2007, May 3, 2007, May 10, 2007 and May 22, 2007;

         (c) the description of the Registrant's Rights to Purchase Common Shares set forth in the Registration Statement on Form 8-A (File No. 001-14460) filed with the SEC on May 23, 2001, including any amendment or report for the purpose of updating such description; and

         (d) the  description  of the  Registrant's  Common Shares set forth in
Exhibit 1 to the Registration Statement on Form 40-F (File No. 000-25742), as filed with the SEC on March 24, 1995, including any amendment or report for the purpose of updating such description.

         All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities remaining unsold, shall be deemed to be incorporated by reference herein and a part hereof from the date of filing such documents. In addition, reports on Form 6-K furnished by the Registrant to the SEC shall be deemed to be incorporated by reference herein and to be a part hereof from the date such documents are furnished to the SEC.

         Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement incorporated by reference herein modified or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.


ITEM 8.    EXHIBITS.

Exhibit     Exhibit Description
----------  -------------------------------------------------------------------

4.1         Amended and Restated Stock Option and Tandem SAR Plan.

4.2 Amended and Restated Shareholder Rights Plan Agreement dated May 9, 2007, between the Registrant and CIBC Mellon Trust Company, as Rights Agent. Incorporated herein by reference to the Registrant's Registration Statement on Form 8-A/A (File No. 001-14460) filed with the SEC on May 29, 2007.

5.1 Opinion of Fasken Martineau DuMoulin LLP, regarding the legality of the Common Shares.

23.1        Consent of Fasken Martineau DuMoulin LLP (included in Exhibit 5.1).

23.2        Consent of KPMG LLP.

24.1        Power of Attorney (included in signature page).

                                   SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Calgary, Province of Alberta, Country of Canada, on May 29, 2007.


                                             AGRIUM INC.


                                             By: /s/ Angela S. Lekatsas
                                                 ------------------------------
                                                 Name:  Angela S. Lekatsas
                                                 Title: Vice President and
                                                        Corporate Controller



                               POWERS OF ATTORNEY

Each person whose signature appears below constitutes and appoints each of Leslie O'Donoghue and Bruce G. Waterman his/her true and lawful attorney-in-fact and agent, each of whom may act alone, with full power of substitution and resubstitution, for him/her and in his/her name, place and stead, in any and all capacities, to sign and to file a Registration Statement on Form S-8 (or such other Form as may be appropriate) in connection with the registration of Common Shares of the Registrant and any and all amendments (including post-effective amendments) to any such Registration Statement on Form S-8 with the SEC, granting unto said attorneys-in-fact and agents, each of whom may act alone, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, each of whom may act alone, or his/her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement on Form S-8 has been signed by the following persons in the capacities indicated on May 29, 2007.


NAME                                 TITLE
--------------------------           ------------------------------------------


/s/ Michael M. Wilson
--------------------------           President & Chief Executive Officer
Michael M. Wilson                    (Principal Executive Officer)

NAME                                 TITLE
--------------------------           ------------------------------------------


/s/ Bruce G. Waterman                Senior Vice President, Finance &
--------------------------           Chief Financial Officer
Bruce G. Waterman                    (Principal Financial Officer and Principal
                                     Accounting Officer)


/s/ Neil Carragher
--------------------------           Director
Neil Carragher


/s/ Ralph S. Cunningham
--------------------------           Director
Ralph S. Cunningham


/s/ D. Grant Devine
--------------------------           Director
D. Grant Devine



--------------------------           Director
Germaine Gibara


/s/ Russell K. Girling
--------------------------           Director
Russell K. Girling

NAME                                 TITLE
--------------------------           ------------------------------------------


/s/ Dr. Susan A. Henry
--------------------------           Director
Dr. Susan A. Henry


/s/ Russell J. Horner
--------------------------           Director
Russell J. Horner


/s/ Anne McLellan
--------------------------           Director
Anne McLellan


/s/ Frank W. Proto
--------------------------           Director
Frank W. Proto


/s/ Victor J. Zaleschuk
--------------------------           Director
Victor J. Zaleschuk

                         AUTHORIZED U.S. REPRESENTATIVE

Pursuant to the requirements of Section 6(a) of the Securities Act of 1933, the Authorized Representative has duly caused this Registration Statement to be signed on its behalf by the undersigned, solely in its capacity as the duly authorized representative of Agrium Inc. in the United States, in the City of Denver, State of Colorado, on May 29, 2007.

                                               AGRIUM U.S. INC.



                                               By: /s/ Richard L. Gearheard
                                                   ----------------------------
                                                   Name:  Richard L. Gearheard
                                                   Title: Senior Vice President
                                                          and President, Retail
                                                          Business Unit

                                 EXHIBIT INDEX



Exhibit     Exhibit Description
--------    -------------------------------------------------------------------
4.1         Amended and Restated Stock Option and Tandem SAR Plan.

4.2 Amended and Restated Shareholder Rights Plan Agreement dated May 9, 2007, between the Registrant and CIBC Mellon Trust Company, as Rights Agent. Incorporated herein by reference to the Registrant's Registration Statement on Form 8-A/A (File No. 001-14460) filed with the SEC on May 29, 2007.

5.1 Opinion of Fasken Martineau DuMoulin LLP, regarding the legality of the Common Shares.

23.1        Consent of Fasken Martineau DuMoulin LLP (included in Exhibit 5.1).

23.2        Consent of KPMG LLP.

24.1        Power of Attorney (included in signature page).